Exhibit 99.1

Noodles & Company Announces Second Quarter 2021 Financial Results
Company-Owned Comparable Restaurant Sales Growth of 56%, Record Average Unit Volumes of $1.35M and Highest Restaurant Contribution Margin Since 2014

Broomfield, Colo., August 3, 2021 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for its second quarter ended June 29, 2021.

Key highlights for the second quarter of 2021 versus the second quarter of 2020 include:
•Total revenue increased 57% to $125.6 million.
•Comparable restaurant sales increased 56.8% system-wide, comprised of a 55.7% increase at company-owned restaurants and a 63.8% increase at franchise restaurants.
•Record Company Average Unit Volumes of $1.35 million represented a 51.5% increase compared to the second quarter of 2020 and a 12.3% increase versus the second quarter of 2019.
•Digital sales grew 15% and accounted for 56% of sales.
•Restaurant contribution margin(1) was 18.9%, the highest since Q4 2014 and an increase of 1,220 basis points.
•Net income was $5.7 million, or $0.12 per diluted share, compared to net loss of $13.5 million, or $0.30 per diluted share.
•Adjusted EBITDA(1) was $13.8 million, an increase of $17.1 million.
•Net debt(1) decreased to $19.9 million compared to $34.2 million at the end of the fourth quarter 2020.
_____________________
(1)    Restaurant contribution margin, EBITDA, adjusted EBITDA and net debt are non-GAAP measures. Reconciliations of operating income (loss) to restaurant contribution margin, net income (loss) to EBITDA and adjusted EBITDA, and debt to net debt are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

“We are very pleased with our second quarter results which reflect the strong momentum and the resiliency in our concept despite volatility in market conditions. Our second quarter results are further proof of the strength of the Noodles & Company brand, with continued sales acceleration and strong restaurant contribution margins. Our average unit volumes reached a new record level of $1.35 million, representing 12.3% growth relative to the second quarter of 2019 and we achieved our highest restaurant contribution margin of 18.9% in nearly seven years, despite an inflationary environment. Our results in the second quarter reflect strength across all channels, as digital sales continued to grow as in-restaurant sales returned to 70% of pre-pandemic levels. The launch of Tortelloni in June was extremely well received by guests and our early read from our marketing analytics is showing an increase in both frequency and repurchase rates. Most importantly, we continue to be proud of our dedicated team of high performers with strong tenure and better than industry average retention and turnover.”

Boennighausen continued, “I am pleased to report that we continued to see strong sales momentum into the third quarter. With our AUVs at an all-time high and consistent margin expansion, there is no better time for us to grow our brand. We are making strong progress in building our pipeline of both company-owned and franchise restaurant development units to achieve 7% annual system-wide unit growth in 2022 and at least 10% shortly thereafter.”

Second Quarter 2021 Financial Results

Total revenue grew 56.8% to $125.6 million in the second quarter of 2021, compared to $80.2 million in the second quarter of 2020. This growth was due to an increase in system-wide comparable restaurant sales as well as new restaurant openings performing at higher levels than historical openings.

In the second quarter of 2021, system-wide comparable restaurant sales increased 56.8%, comprised of a 55.7% increase at company-owned restaurants and a 63.8% increase at franchise restaurants. Comparable restaurant sales reflect continued momentum in both price and traffic, in addition to lapping the initial impact of the COVID-19 pandemic. Average unit volumes, which normalizes for the impact of temporary restaurant closures, increased 51.5% over the second quarter of 2020 and 12.3% compared to the second quarter of 2019.

Digital sales during the second quarter grew 15% relative to the second quarter of the prior year and accounted for 56% of total revenue. Digital sales remained steady even as our dining rooms reopened.

Restaurant contribution margin increased to 18.9% in the second quarter of 2021, compared to 6.7% in the second quarter of 2020. This increase was primarily due to leverage on increased average unit volumes and the benefit of labor efficiency initiatives, partially offset by modest commodity pressures, particularly in the back half of the quarter.

The safety and well-being of our team members and guests remains our highest priority and we continue to actively monitor and adhere to local and federal mandates as it relates to in-restaurant dining and safety protocols. As of July 30, 2021, substantively all company-owned and franchise locations are offering in-restaurant dining at varying capacities.

There were two company-owned restaurant openings and one franchise restaurant opening during the second quarter. We did not close any company-owned locations in the second quarter of 2021. There were 451 restaurants system-wide at the end of the second quarter 2021, comprised of 374 company-owned restaurants and 77 franchise restaurants. Recent openings that are not in the Company’s comparable restaurant base, many of which offer order ahead drive-thru pick-up windows, continue to perform as a group at the highest sales level of any class of new restaurants in the Company’s history.

For the second quarter of 2021, the Company reported net income of $5.7 million, or $0.12 per diluted share, compared with net loss of $13.5 million in the second quarter of 2020, or $0.30 loss per diluted share. Income from operations for the second quarter of 2021 was $6.2 million, compared to a loss from operations of $12.5 million in the second quarter of 2020.

Adjusted net income was $4.5 million, or $0.10 per diluted share, in the second quarter of 2021, which includes $0.01 for stock-based compensation, compared to adjusted net loss of $8.1 million, or $0.18 loss per diluted share, in the second quarter of 2020. Adjusted EBITDA increased to $13.8 million in the second quarter of 2021, an increase of $17.1 million over the second quarter of 2020.

Liquidity Update:

As of June 29, 2021, the Company had $17.3 million of cash on hand, outstanding debt of $38.8 million under the revolving credit facility and $57.0 million available for borrowing.

Business Outlook:

Boennighausen concluded, “Our performance during 2020, and over the past several months, gives me confidence that we are well positioned to navigate any market environment given the strength of our menu, our off-premise capabilities and our digital platform. Given that market challenges and uncertainties remain, particularly on the potential impact of the Delta COVID variant, we are not providing full financial guidance for fiscal 2021.” The Company is, however, providing the following expectations for 2021:
•10 to 15 new restaurants system-wide in 2021, including eight to eleven company-owned locations; and
•Capital expenditures of $20 million to $24 million in 2021.

Non-GAAP Financial Measures

The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. The non-GAAP financial measures noted above have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions

Average Unit Volume — represents the average annualized sales of all company-owned restaurants for a given time period. Average unit volume is calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. This measurement allows management to assess changes in revenue patterns at our restaurants.

Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold, or changes in per-person spend, calculated as sales divided by traffic. For fiscal year 2020, restaurants that were temporarily closed or operating at reduced hours or dining capacity due to the COVID-19 pandemic remained in comparable restaurant sales.

Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.

EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, acquisition costs, severance costs and stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.

Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Net Debt — represents debt (the most comparable GAAP measure, calculated as long-term obligations plus short-term borrowings) minus cash and equivalents. Management believes that net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to net debt, cash and equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet. See “Non-GAAP Financial Measures” below.

Conference Call

Noodles & Company will host a conference call to discuss its second quarter financial results on Tuesday, August 3, 2021 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 9995345. The replay will be available until Tuesday, August 10, 2021. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Tuesday, August 10, 2021.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, net debt, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.

For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company

Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of over 450 restaurants and 8,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding our ability to navigate the COVID-19 pandemic, projected capital expenditures, the revenue and balance sheet impact of the COVID-19 pandemic, estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and investments and our future financial performance, including comparable sales improvement and our ability to generate positive cash flow. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to sustain our overall growth, in particular, our digital sales growth; our ability to open new restaurants on schedule and cause those newly opened restaurants to be successful; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; the success of our marketing efforts; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; the extent, duration and severity of the COVID-19 pandemic; governmental and guest response to the COVID-19 pandemic; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; consumer reaction to industry related public health issues and health pandemics, including the COVID-19 pandemic and perceptions of food safety; our ability to maintain compliance with debt covenants and continue to access the financing necessary to execute our business strategy; current economic conditions; consumer confidence and spending patterns; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2020 filed on February 25, 2021 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2021 filed on April 30, 2021. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	June 29, 2021	June 30, 2020	June 29, 2021	June 30, 2020
Revenue:
Restaurant revenue	$123,715	$80,021	$231,459	$178,737
Franchising royalties and fees, and other	1,934	136	3,767	1,768
Total revenue	125,649	80,157	235,226	180,505
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	30,805	20,020	57,782	45,224
Labor	36,926	27,137	71,232	61,368
Occupancy	11,519	11,676	23,168	23,736
Other restaurant operating costs	21,082	15,789	41,287	32,478
General and administrative	12,978	10,034	23,907	20,588
Depreciation and amortization	5,576	5,397	11,163	10,732
Pre-opening	163	71	221	144
Restaurant impairments, closure costs and asset disposals	390	2,558	1,621	3,614
Total costs and expenses	119,439	92,682	230,381	197,884
Income (loss) from operations	6,210	(12,525)	4,845	(17,379)
Interest expense, net	498	920	1,120	1,888
Income (loss) before taxes	5,712	(13,445)	3,725	(19,267)
Provision for income taxes	29	33	19	46
Net income (loss)	$5,683	$(13,478)	$3,706	$(19,313)
Earnings (loss) per Class A and Class B common stock, combined
Basic	$0.12	$(0.30)	$0.08	$(0.44)
Diluted	$0.12	$(0.30)	$0.08	$(0.44)
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	45,506,476	44,212,751	45,303,160	44,177,648
Diluted	46,246,169	44,212,751	45,992,119	44,177,648

Noodles & Company
Condensed Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	June 29, 2021	June 30, 2020	June 29, 2021	June 30, 2020
Revenue:
Restaurant revenue	98.5%	99.8%	98.4%	99.0%
Franchising royalties and fees, and other	1.5%	0.2%	1.6%	1.0%
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	24.9%	25.0%	25.0%	25.3%
Labor	29.8%	33.9%	30.8%	34.3%
Occupancy	9.3%	14.6%	10.0%	13.3%
Other restaurant operating costs	17.0%	19.7%	17.8%	18.2%
General and administrative	10.3%	12.5%	10.2%	11.4%
Depreciation and amortization	4.4%	6.7%	4.7%	5.9%
Pre-opening	0.1%	0.1%	0.1%	0.1%
Restaurant impairments, closure costs and asset disposals	0.3%	3.2%	0.7%	2.0%
Total costs and expenses	95.1%	115.6%	97.9%	109.6%
Income (loss) from operations	4.9%	(15.6)%	2.1%	(9.6)%
Interest expense, net	0.4%	1.1%	0.5%	1.0%
Income (loss) before taxes	4.5%	(16.8)%	1.6%	(10.7)%
Provision for income taxes	—%	—%	—%	—%
Net income (loss)	4.5%	(16.8)%	1.6%	(10.7)%
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(1)As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	June 29, 2021	December 29, 2020
Balance Sheet Data
Total current assets	$34,964	$23,714
Total assets	360,155	353,631
Total current liabilities	70,761	58,129
Total long-term debt	35,754	40,949
Total liabilities	324,712	323,932
Total stockholders’ equity	35,443	29,699

	Fiscal Quarter Ended
	June 29, 2021	March 30, 2021	December 29, 2020	September 29, 2020	June 30, 2020
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	374	372	378	378	380
Franchise restaurants at end of period	77	76	76	76	76
Revenue Data:
Company-owned average unit volume	$1,350	$1,170	$1,064	$1,187	$891
Franchise average unit volume	$1,240	$1,142	$1,073	$1,102	$781
Company-owned comparable restaurant sales	55.7%	10.5%	(4.2)%	(3.6)%	(30.1)%
Franchise comparable restaurant sales	63.8%	11.7%	(7.9)%	(5.0)%	(35.4)%
System-wide comparable restaurant sales	56.8%	10.7%	(4.7)%	(3.8)%	(30.9)%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	June 29, 2021	June 30, 2020	June 29, 2021	June 30, 2020
Net income (loss)	$5,683	$(13,478)	$3,706	$(19,313)
Depreciation and amortization	5,576	5,397	11,163	10,732
Interest expense, net	498	920	1,120	1,888
Provision for income taxes	29	33	19	46
EBITDA	$11,786	$(7,128)	$16,008	$(6,647)
Restaurant impairments, closure costs and asset disposals	390	2,558	1,621	3,614
Stock-based compensation expense	1,611	1,094	2,413	1,253
Severance costs	—	89	—	89
Fees and costs related to transactions and other acquisition/disposition costs	—	73	—	162
Adjusted EBITDA	$13,787	$(3,314)	$20,042	$(1,529)
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	June 29, 2021	June 30, 2020	June 29, 2021	June 30, 2020
Net income (loss)	$5,683	$(13,478)	$3,706	$(19,313)
Restaurant impairments, divestitures and closure costs (a)	349	2,267	1,288	2,707
Fees and costs related to transactions and other acquisition/disposition costs (b)	—	73	—	162
Severance costs	—	89	—	89
Tax adjustments, net (c)	(1,575)	2,948	(1,339)	4,362
Adjusted net income (loss)	$4,457	$(8,101)	$3,655	$(11,993)

Earnings (loss) per Class A and Class B common stock, combined
Basic	$0.12	$(0.30)	$0.08	$(0.44)
Diluted	$0.12	$(0.30)	$0.08	$(0.44)
Adjusted earnings (loss) per Class A and Class B common stock, combined (d)
Basic	$0.10	$(0.18)	$0.08	$(0.27)
Diluted	$0.10	$(0.18)	$0.08	$(0.27)
Weighted average Class A and Class B common stock outstanding, combined (d)
Basic	45,506,476	44,212,751	45,303,160	44,177,648
Diluted	46,246,169	44,212,751	45,992,119	44,177,648
_____________________________
Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)     Reflects the adjustment to eliminate the impact of impairing restaurants, divestiture costs and ongoing closure costs recognized during the first two quarters of 2021 and 2020. Both periods include ongoing closure costs from restaurants closed in previous years. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Condensed Consolidated Statements of Operations.
(b)    Reflects the adjustment to eliminate expenses related to certain corporate transactions in the first two quarters of 2020.
(c)    Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (a) through (b) above.
(d)    Adjusted per share amounts are calculated by dividing adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating Income (Loss) to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	June 29, 2021	June 30, 2020	June 29, 2021	June 30, 2020
Income (loss) from operations	$6,210	$(12,525)	$4,845	$(17,379)
Less: Franchising royalties and fees, and other	1,934	136	3,767	1,768
Plus: General and administrative	12,978	10,034	23,907	20,588
Depreciation and amortization	5,576	5,397	11,163	10,732
Pre-opening	163	71	221	144
Restaurant impairments, closure costs and asset disposals	390	2,558	1,621	3,614
Restaurant contribution	$23,383	$5,399	$37,990	$15,931

Restaurant contribution margin	18.9%	6.7%	16.4%	8.9%
_____________________________
Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.

Reconciliation of Debt to Net Debt
(in thousands, unaudited)

	As of
	June 29, 2021	December 29, 2020
Current portion of long-term debt	$1,500	$1,125
Long-term debt, net	35,754	40,949
Less: Cash and cash equivalents	17,324	7,840
Net debt	$19,930	$34,234
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Net debt is a non-GAAP financial measure. The most comparable GAAP measure, calculated as long-term obligations plus short-term borrowings minus cash and equivalents. Management believes that net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to net debt, cash and equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.